UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 25, 2024
___________________
TRULIEVE CANNABIS CORP.
(Exact Name of Registrant as specified in its charter)
___________________

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)
(850) 298-8866
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Change in Registrant's Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

Effective March 25, 2024, the audit committee of the Board of Directors (the "Audit Committee") of Trulieve Cannabis Corp. (the "Company") approved the dismissal of Marcum LLP ("Marcum") as the Company’s independent registered public accounting firm and informed Marcum of such dismissal. As reported below, the Company engaged WithumSmith+Brown, PC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

Marcum’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Marcum's reports on the effectiveness of internal control over financial reporting as of December 31, 2023 and 2022 expressed an adverse opinion due to the existence of material weaknesses.

During the two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this Current Report on Form 8-K: (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in the Company’s internal control over financial reporting related to (1) ineffective information technology general controls ("ITGCs") in the areas of user access and change management over certain information technology systems that support the Company’s financial reporting process as of December 31, 2023 and December 31, 2022, and (2) ineffective design, implementation, and documentation of management review controls related to the valuation of inventory as of December 31, 2023 and as of December 31, 2022, and (3) ineffective design of controls to identify and evaluate the existence of, and accounting for, variable interest entities as of December 31, 2022. The foregoing material weaknesses were discussed between the Audit Committee and Marcum, and the Company has authorized Marcum to respond fully to the inquiries of the successor independent registered public accounting firm concerning the foregoing material weaknesses and all other matters. The Company continues to remediate the material weaknesses identified as of December 31, 2023, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated March 29, 2024 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of Independent Registered Public Accounting Firm

On March 25, 2024, the Audit Committee of the Company approved the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Withum will replace Marcum LLP as the Company’s independent registered public accounting firm, with its engagement effective March 28, 2024.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company, nor anyone acting on its behalf, consulted Withum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Withum that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated March 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer
Date: March 29, 2024